                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  April 3, 1997

                            Moyco Technologies, Inc.
                            ------------------------
             (Exact Name of Registrant as specified in its charter)

        Pennsylvania                      0-4123                 23-1697233
----------------------------           ------------         -------------------
(State or other jurisdiction           (Commission           (I.R.S. Employer
     of incorporation)                 File Number)         Identification No.)

                 200 Commerce Drive, Montgomeryville, PA 18936
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        Registrant's telephone number, including area code: 215-855-4300
                                                            ------------

                                      None
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         (Former name or former address, if changed since last report)
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Item 5. Other Matters
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         On March 28, 1997, the Registrant was served with a Complaint by Cabot
Corporation ("Cabot") claiming infringement of a Cabot patent by a chemical mechanical planarization slurry manufactured by the Registrant.

         The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      MOYCO TECHNOLOGIES, INC.

                                      By: /s/ Marvin E. Sternberg
                                          ------------------------------------
                                          Marvin E. Sternberg
                                          President and Chief Executive Officer
                                          and Chairman of the Board

Date: April 3, 1997

                                  Page 2 of 2
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                     [Moyco Technologies, Inc. Letterhead]

For Immediate Release
April 3, 1997
Contact: Joseph Sternberg

                         Moyco and Cabot in litigation
                       Concerning Patent for CMP slurries

Moyco Technologies, Inc. (MOYC; Nasdaq), a Montgomeryville, PA manufacturer of precision abrasives, chemical mechanical planarization ("CMP") materials, and professional dental supplies, has been served with a complaint for patent infringement which was filed in the United States District Court for the Northern District of California. CMP is a process used by semiconductor manufacturers which requires slurries (chemical - abrasive formulations) to polish wafers. The Complaint, filed by Cabot Corporation, a manufacturer of chemical products, alleges that a CMP slurry manufactured by Moyco infringes U.S. patent 5,527,423 owned by Cabot.

Moyco categorically denies that its CMP slurry products infringe on the patented Cabot product. Furthermore, Moyco contends that prior art, slurries that were previously available which meet the patent specifications, will invalidate the patent. Moyco manufactures proprietary CMP slurries which it will vigorously defend in this case. Moyco management believes that this litigation represents an improper strategic move by Cabot to prevent Moyco from competing in a market which is estimated to reach 300 million in revenues by year 2000 and which Cabot currently controls.

Recent testing and studies have demonstrated that Moyco slurries, which are formulated using a patented feedstock manufactured by Nanophase Corporation of Burr Ridge, Illinois, produce outstanding semiconductor polishing results including (i) significantly smoother surfaces, (ii) more selective removal of excess metal and (iii) easier cleaning during the manufacturing process. For purposes of manufacturing CMP slurry products, Moyco, as previously announced, retains exclusive rights to Nanophase proprietary powders consisting of extremely small particles of nanocrystalline alumina and ceria.

                                   CONTINUED

                                   Exhibit A
                                  Page 1 of 2

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(Page 2 - News Release of April 3, 1997)

Moyco has retained counsel to vigorously defend against the Cabot complaint which it believes to be without basis and against which Moyco will raise meritorious defenses.

Moyco has recently signed a joint development agreement with a major Pacific Rim manufacturer of semiconductors pursuant to which the companies will work closely together to optimize a CMP process utilizing a proprietary Moyco CMP slurry.

In addition, one Moyco CMP slurry product was established as superior to a competitive slurry according to a study presented at a recent CMP symposium in San Jose, California. Moyco has been manufacturing slurries for over twenty five years; originally for purposes of producing precision coated abrasives and thereafter for various finishing applications.

In other matters, Moyco has established a foreign sales corporation for purposes of managing its expanding international business.

                                      END

                                   Exhibit A
                                  Page 2 of 2